UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Icon Development, Inc.
(Exact name of registrant as specified in its charter)

000-51698
(Commission File Number)

Nevada	98-0335119
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1066 West Hastings Street, Suite 2610, Vancouver, BC V6E 3X2
(Address of principal executive offices, including Zip Code)

(604) 684-4691
Registrant’s telephone number, including area code

1235 Quayside Drive, Suite 703, New Westminster, BC V3M 6J5
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Icon Development, Inc. (“Icon” or the “Company”) was incorporated under the laws of the State of Nevada on October 6, 2004. The Company is a development stage company. At this time, the Company has no employees and no material business operations. American Xeno Inc. (“Xeno”) is a xenotransplantation research and development company incorporated in Nevada on February 8, 2006.

On April 24, 2007, Icon, Xeno, Icon Acquisition Corporation (“Merger Sub”), a subsidiary of Icon incorporated in the State of Delaware on April 17, 2007, and the stockholders of Xeno executed an Agreement and Plan of Merger dated April 24, 2006 (the “Agreement”). The merger transaction became effective May 8, 2007. Pursuant to the Agreement, Merger Sub has merged with and into Xeno, with the resulting merged company being a wholly-owned subsidiary of Icon (the “Merger”). With the Merger, the Company’s core business activities will principally become research related to xenotransplantation.

In connection with the Merger, Icon issued to the stockholders of Xeno an aggregate of 29,750,000 shares of common stock. Icon has also cancelled 12,500,000 shares of common stock held by Kennedy Kerster, a founder of Icon, in connection with the Merger. As of May 8, 2007, there were 40,170,820 shares of common stock of Icon issued and outstanding.

As a result of the Merger, Xeno became a wholly-owned subsidiary of Icon and a change of control of Icon occurred as the former Xeno stockholders acquired approximately 74% of the issued and outstanding shares of Icon’s common stock. Further, Icon also ceased being a “shell company,” as such term is defined by Rule 12b-2 under the United States Securities Exchange Act of 1934, as amended.

The information required pursuant to Item 2.01(f) is included in Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On May 3, 2007, pursuant to the Merger, Icon issued 29,750,000 shares of its common stock to the stockholders of Xeno. The shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(2) of the Securities Act, as it did not involve a public offering of Icon’s securities.

Item 5.01 Changes in Control of the Registrant.

As a result of the Merger, Icon underwent a change in control. The information set forth in Item 2.01 of this report is incorporated herein by reference. Pursuant to the Merger, effective May 3, 2007, Elliot Lebowitz, David Sachs, Michael Perry, Milton Datsopoulus and James Beckner became directors of Icon.

The information required pursuant to Item 5.01(a)(8) is included in Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. Icon is not aware of any other arrangements that may result in a change of control of Icon.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 3, 2007, in connection with the Merger and the resulting change in control, Kennedy Kerster resigned as a director and as Chief Executive Officer, President and Chief Financial Officer of the Company.

(c) On May 3, 2007, in connection with the Merger and the resulting change in control, the Board of Directors of Icon appointed Elliot Lebowitz as President and Chief Executive Officer and Wayne Smith as Chief Financial Officer. The information set forth in Items 5 and 7 of Part I of Exhibit 99.1 are incorporated by reference herein.

(d) Effective May 3, 2007, in connection with the Merger and the resulting change in control, the Board of Directors of Icon appointed Elliot Lebowitz, David Sachs, Michael Perry, Milton Datsopoulus and James Beckner as directors of Icon. Messrs. Lebowitz, Sachs, Perry, Datsopoulus and Beckner have not been appointed to serve on any committees of the Board of Directors of Icon as Icon does not currently have any committees of its Board of Directors. The information set forth in Item 7 of Part I of Exhibit 99.1 to the Form 8-K is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

The information set forth in Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Xeno for the year ended December 31, 2006 included as part of Exhibit 99.1 to this Form 8-K are incorporated by reference to this item.

(b) Pro forma financial information.

The pro forma combined balance sheet for Xeno and Icon, included as part of Exhibit 99.1 to this Form 8-K, is incorporated by reference into this item.

(d) Exhibits.

23.1	Consent of Davidson and Company, LLP, Independent Registered Public Accounting Firm

99.1	Report containing information responsive to Items 2.01, 5.01, 5.02, 5.06 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON DEVELOPMENT, INC.

Date: May 14, 2007
/s/ Wayne Smith
Chief Financial Officer, Secretary and Treasurer